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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                  MAY 12, 1998
                                 Date of Report
                       (Date of earliest event reported)


                             AMRESCO CAPITAL TRUST
               (Exact name of registrant as specified in charter)


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
                TEXAS                                    1-14029                             75-2744858
     (State or other jurisdiction                      (Commission                           (IRS Employer
  of incorporation or organization)                    File Number)                       Identification No.)
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                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                              DALLAS, TEXAS  75201
                    (Address of principal executive offices)

                                 (214) 953-7700
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 On May 12, 1998, AMRESCO Capital Trust (the "Company") acquired from AMRESCO Funding Corporation ("AFC") an affiliate of AMREIT Managers, L.P., the manager of the Company, a $6 million nonrecourse loan secured by a second lien on a 956,114 (approximate) square foot mixed-use development located in north-central Columbus, Ohio. The loan was originated by AFC on February 20, 1998 and was purchased by the Company from AFC for a purchase price of $1,014.19, equal to the outstanding principal balance of the loan, plus accrued interest. In addition, AFC paid to the Company $294,000, equal to the unamortized portion of the loan origination fee.

                 The loan bears interest at 15% per annum. Payments of interest only are due monthly commencing April 1, 1998, until the loan is paid in full. All principal, and all remaining accrued and unpaid interest on the loan, are due on March 31, 2001. Certain of the borrower's excess cash flow is required to be applied toward payments of principal and interest on the loan. In addition to a second lien on the mortgaged real property, the loan is also secured by a pledge of the partnership interests of each partner in the borrower and limited guaranties of certain recourse carve-outs by the three owners of the general partner of the borrower.

                 The purchase of this loan was contemplated by the Company at the time of its initial public offering of Common Shares and the terms of the loan are more fully described in the Company's Registration Statement on Form S-11 (such loan being referred to therein as "Loan One").

                 On May 12, 1998, the Company also acquired from AFC a $14.7 million nonrecourse loan for the construction of an 11-story multi-tenant office building containing 300,887 (approximate) net rentable square feet and an adjoining five level parking structure to be located in a suburb of Dallas, Texas. The loan was originated by AFC on March 30, 1998 and was purchased by the Company from AFC on March 30, 1998 for a purchase price of $5,860,789.87, equal to the outstanding principal balance of the loan, plus accrued interest. In addition, AFC paid to the Company $134,671.70, equal to the unamortized portion of the loan origination fee.

                 The loan bears interest at an accrual rate of 12% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. A portion of excess cash flow will be applied to payment of accrued and unpaid interest until the lender has received a 12% return. Any remaining operating cash flow will be applied to the principal balance of the loan and any excess may be retained by the borrower. In addition, the loan provides that the Company will receive 100% of any appreciation in the value of the mortgaged real property until the Company has achieved a 15% per annum return. After the borrower has received a 15% return on its equity, then the Company is entitled to a 30% interest in the appreciation in value of the project until it achieves a 20% per annum return on its investment and, finally, the Company will then be entitled to a 20% interest in any appreciation in the value of the project, with a maximum return of 25% per annum. The to-be-built project securing the loan is not subject to any option or contract to sell. All principal and accrued and unpaid interest, including any shared appreciation



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contingent interest, will be due and payable on March 30, 2001.  The borrower has two extension options of one year each, subject to the satisfaction of certain conditions, including reaching certain leasing parameters and the payment of a 1% extension fee. The developer has provided a completion guaranty and a limited guaranty of certain recourse carve-outs.

                 The purchase of this loan was contemplated by the Company at the time of its initial public offering of its Common Shares and the terms of such loan are more fully described in the Company's Registration Statement on Form S- 11 (such loan being referred to therein as "Loan Four").

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits

         The following exhibits are filed as part of this report on Form 8-K:

         3.1      First Amendment to Amended and Restated Declaration of Trust

         3.2      Second Amendment to Amended and Restated Declaration of Trust

         10.1     Sale and Assignment Agreement by and between AMRESCO
                  Funding Corporation, AMRESCO Capital Trust and AMREIT I, Inc. effective as of May 12, 1998





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  AMRESCO Capital Trust




Date: May 12, 1998                  By: /s/ MARK D. GIBSON
                                        ----------------------------------------
                                    Name: Mark D. Gibson
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------





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                                 EXHIBIT INDEX



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
Exhibit
Number             Description
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
3.1      First Amendment to Amended and Restated Declaration of Trust

3.2      Second Amendment to Amended and Restated Declaration of Trust

10.1     Sale and Assignment Agreement by and between AMRESCO
         Funding Corporation, AMRESCO Capital Trust and AMREIT I, Inc. effective as of May 12, 1998
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